UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 3, 2024	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCPink

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2024, Todd R. White, Chief Financial Officer of Parks! America, Inc. (the “Company”) and the Company entered into a Separation Agreement (the “Separation Agreement”), pursuant to which Mr. White determined to resign as the Company’s Chief Financial Officer, effective December 31, 2024. Under the terms of the Separation Agreement, Mr. White will continue his employment as Chief Financial Officer with the Company through December 31, 2024, and will continue to receive his regular salary until the termination of his employment with the Company.

Mr. White also resigned, effective as of September 3, 2024, as a member of the Company’s Board of Directors. Mr. White’s resignation from the Board of Directors was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

In addition, on September 4, 2024, Mr. White and Focused Compounding Fund, LP (“Focused Compounding”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which Focused Compounding purchased 1,344,555 shares of common stock of the Company at a purchase price of $0.40 per share, for an aggregate purchase price of $537,822. The closing of the Stock Purchase Agreement occurred on September 5, 2024. Geoffrey Gannon and Andrew Kuhn, who are members of the Company’s Board of Directors, are principals of Focused Compounding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2024

PARKS! AMERICA, INC.

By:	/s/ Todd R. White
Name:	Todd R. White
Title:	Chief Financial Officer

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